Exhibit 10.7

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Contribution and Assignment Agreement (the “Agreement”) is made as of April 21st, 2023 by and between

“Fyniti Global Equities LLC” (a Texas registered LLC), (the “Assignor”), and

“Fyniti Global Equities EBT Inc.” (a Nevada registered Corp.) (the “Assignee”).

1.	Intellectual Property Assignment.

The Assignor hereby assigns to the Assignee, its successors and assigns, for good and sufficient consideration in connection with execution of the Stock Purchase Agreement dated March 31st, 2023 with the closing date of April 21st, 2023 and the related transfer of cash infusion and stock transfer, the entire right, title and interest in and to any and all of the following that exist as of the date hereof:

(a) Intellectual Property (as defined below) relating to the Assignor

(b) any and all Intellectual Property Rights claiming or covering such Intellectual Property and

(c) any and all causes of action that may have accrued to the undersigned in connection with such Intellectual Property and/or Intellectual Property Rights.

Assignor further agrees to execute and deliver the Assignment of patents and patent applications as attached hereto as Exhibit A.

2.	Intellectual Property Definition.

“Intellectual Property” means any and all intellectual property and tangible embodiments thereof, including without limitation of following:

●	Inventions and discoveries,

●	Designs and specifications,

●	developments,

●	Methods,

●	Modifications,

●	Improvements,

●	Processes,

●	Know-how and techniques,

●	Algorithms and data,

●	Computer software and code (including software and firmware listings, assemblers, applets, compilers, source code, object code, net lists, design tools, user interfaces, application programming interfaces, protocols, formats, documentation, annotations, comments, data, data structures, databases, data collections, system build software and instructions),

●	Mask works, formula and techniques,

●	Trade secrets,

●	Graphics or images, text, audio or visual works, materials that document design or design processes, or that document research or testing, schematics, diagrams,

●	Product specifications and other works of authorship.

3.	Intellectual Property Rights Definition.

“Intellectual Property Rights” means, collectively, all rights in, to and under patents, trade secret rights, copyrights, trademarks, service marks, trade dress and similar rights of any type under the laws of any governmental authority, including without limitation, all applications and registrations relating to the foregoing.

4.	Prior Inventions.

The Assignor has listed in Exhibit B all inventions, original works of authorship, developments, improvements, and trade secrets which were made by the Assignor prior to the date hereof, (collectively, the “Prior Inventions”), which belong to the Assignor, which relate to the Company’s proposed or current business, products or research and development. Those Prior Inventions that are listed on Exhibit B, the Assignor hereby grants to the Assignee, a present, non-exclusive, royalty free, irrevocable, perpetual, world-wide license to make, have made, sublicense, modify, use and sell such Prior Invention as part of or in connection with the Company’s products and technology currently under development or in production.

5.	Further Assurances.

The Purchaser agrees to execute any and all papers and documents, and take such other actions as are reasonably requested by the Company, to evidence, perfect, defend the foregoing assignment and fully implement the Company’s proprietary rights in the subject matter assigned hereunder, such as obtaining and enforcing copyrights, patents or trademarks and to fully cooperate in the prosecution, enforcement and defense of such proprietary rights.

The Purchaser further agrees that if the Company is unable, for any reason, to secure signatures to apply for or to pursue any application for any patent, copyright, trademark or other proprietary right covering any Intellectual Property assigned to the Company above, then the Purchaser hereby irrevocably designates and appoints the Company its duly authorized officers and agents as the Purchaser’s agent and attorney-in-fact, to act for and in the Purchaser’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trademarks and other registrations thereon with the same legal force and effect as if executed by the Purchaser.

6.	Representations and Covenants.

The Assignor represents and warrants that (i) the Assignor is the owner of the entire right, title and interest in and to the Intellectual Property, (ii) the Assignor has the sole right and authority to enter into this Agreement and grant the rights hereunder, (iii) the Purchaser has not previously granted any rights or licenses in the Intellectual Property, (iv) the Purchaser does not own or have the right to license any other Intellectual Property that is related to the conduct of the Company’s business, (v) there is no action, investigation, or proceeding pending or threatened, or any basis for any of the foregoing known to the Assignor.

7.	Governing Law.

This Agreement and actions taken hereunder shall be governed by, and construed in accordance with the laws of the State of Texas applied without regard to conflict of law principles.

8.	Miscellaneous.

This Agreement, including the exhibits, schedules, and other documents and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

IN WITNESS WHEREOF, the undersigned has caused this Intellectual Property Contribution and Assignment Agreement to be executed.

ASSIGNOR:

By:	/s/ Prabhu Antony Lucasmani	2023 / 05 / 01
Name:	Prabhu Antony Lucasmani
Title:	Director

On behalf of the entity: Fyniti Global Equities LLC

Accepted and Agreed by ASSIGNEE

By:	/s/ Jayakumar Gopalan	2023 / 05 / 01
Name:	Jayakumar Gopalan
Title:	Co-founder & CEO

On behalf of the entity: Fyniti Global Equities EBT Inc.

Exhibit A: List of Assets

Exhibit B: Prior Inventions

Exhibit A

List of Assets

Asset	Deliverable	Comment
Domains, trademarks	Transfer of Domains and accounts with domain registrar
Domains include fyniti.com, fynitiiq.com, fyniti.ai etc.
Technology assets	Source code (github source code repository)
Running instances of softwares in AWS cloud infrastructure
Data (github source code repository) and data stored in cloud including AWS S3 buckets and google drive
Know-how, techniques	Documents in google drive, research materials stored in google drive
Application programming interfaces	● Source codes and documents (github source code repository)
● Running instances in AWS
Database and data	Running instances of databases in cloud infrastructure
Product specifications	Documents in google drive

A-1

Exhibit B

Prior Inventions

Inventions	Deliverable		Comment
Algorithms	Source codes (github source code repository)
Developments, methods and formulae	●	Source codes (github source code repository)
	●	Documents in google drive
Designs and specifications	●	UX/UI design documents in google drive and design files
	●	Documents in google drive

B-1

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Audit trail

Title	Review and sign the IP transfer agreement
File name	INTELLECTUAL PROP...NT AGREEMENT.docx
Document ID	bdb125cda5996e656cef18199fbd91c69665ec3d
Audit trail date format	YYYY / MM / DD
Status	Signed

Document History

SENT	**2023 / 05 / 01** 21:38:36 UTC	Sent for signature to Prabhu Antony Lucasmani (p.antony@fyniti.com) and Jayakumar Gopalan (jay@fyniti.com) from jay@fyniti.com IP: 47.4.50.36
VIEWED	**2023 / 05 / 01** 21:38:56 UTC	Viewed by Prabhu Antony Lucasmani (p.antony@fyniti.com) IP: 47.187.3.3
SIGNED	**2023 / 05 / 01** 21:39:52 UTC	Signed by Prabhu Antony Lucasmani (p.antony@fyniti.com) IP: 47.187.3.3
VIEWED	**2023 / 05 / 01** 21:39:59 UTC	Viewed by Jayakumar Gopalan (jay@fyniti.com) IP: 47.4.50.36
SIGNED	**2023 / 05 / 01** 21:40:22 UTC	Signed by Jayakumar Gopalan (jay@fyniti.com) IP: 47.4.50.36
COMPLETED	**2023 / 05 / 01** 21:40:22 UTC	The document has been completed.

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